SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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☐ ☐ ☒ ☐ ☐	Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under Rule 14a-12

Aradigm Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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INFORMATION CONCERNING SOLICITATION AND VOTING
General
Solicitation
Voting Rights and Outstanding Shares
Revocability of Proxies
Materials Incorporated by Reference
Shareholder Proposals
APPROVAL OF THE ISSUANCE OF SECURITIES IN CONNECTION WITH A FINANCING TRANSACTION
Background
Shareholder Approval Required under NASD Rules
Reasons for the Financing
Consequences of Non-Approval by Shareholders
Terms of the Financing
Terms of the Shares and the Warrant Shares
Registration Rights
Terms of the Warrants
Terms of the Warrant Repricing
Use of Proceeds
Board Recommendation
Vote Required
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND PURCHASERS IN THE FINANCING

ARADIGM CORPORATION

3929 Point Eden Way
Hayward, California 94545

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held on Friday, March 7, 2003

To the Shareholders of Aradigm Corporation:

      Notice is hereby given that a Special Meeting of Shareholders of ARADIGM CORPORATION, a California corporation (the “Company”), will be held on Friday, March 7, 2003 at 9:00 a.m. local time at the Company’s offices located at 3929 Point Eden Way, Hayward, California to approve: (i) the issuance and sale of up to 18,992,391 shares of the Company’s Common Stock, (ii) the issuance of warrants to purchase an aggregate of up to 4,273,272 shares of the Company’s Common Stock and the Common Stock that is issuable upon exercise of such warrants, and (iii) the cancellation and reissuance of certain outstanding warrants and the issuance of the Common Stock that is issuable upon exercise of such warrants, in a private financing on the terms and subject to the conditions described in the Proxy Statement.

      The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on Friday, February 14, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Richard P. Thompson
Chairman, President and Chief Executive Officer

Hayward, California

February 21, 2003

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ARADIGM CORPORATION

3929 Point Eden Way
Hayward, California 94545

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

March 7, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Aradigm Corporation, a California corporation (the “Company”), for use at the Special Meeting of Shareholders to be held on March 7, 2003, at 9:00 a.m. local time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company’s offices located at 3929 Point Eden Way, Hayward, California. The Company intends to mail this proxy statement and accompanying proxy card on or about February 21, 2003, to all shareholders entitled to vote at the Special Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock (the “Common Stock”) beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of the Company’s Common Stock and Series A Convertible Preferred Stock (the “Preferred Stock”) at the close of business on February 14, 2003 will be entitled to notice of and to vote at the Special Meeting. At the close of business on February 14, 2003, the Company had outstanding and entitled to vote 31,157,612 shares of Common Stock and 2,001,236 shares of Preferred Stock.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held, and each holder of record of Preferred Stock on such date will be entitled to four votes for each share held (based on the number of shares into which such stock may be converted) on all matters to be voted upon at the Special Meeting.

      A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter is approved.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 3929 Point Eden Way, Hayward, California 94545, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Materials Incorporated by Reference

      A copy of the Current Report on Form 8-K referred to below will be provided promptly, upon written or oral request to the Company and at no expense to the requestor. Written requests can by made to Thomas C. Chesterman, the Chief Financial Officer of the Company, at the Company’s principal executive office, 3929 Point Eden Way, Hayward, California 94545. Oral requests may be made to Thomas C. Chesterman, the Chief Financial Officer of the Company, at (510) 265-9000.

Shareholder Proposals

      The deadline for submitting a proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “SEC”) was December 17, 2002. The deadline for submitting a shareholder proposal that is not included in such proxy statement is not later than the close of business on March 18, 2003 nor earlier than the close of business on February 16, 2003. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

Householding of Proxy Materials

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

      A number of brokers with account holders who are Aradigm shareholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Aradigm Corporation, Thomas C. Chesterman, Chief Financial Officer, 3929 Point Eden Way, Hayward, California 94545, or contact Thomas C. Chesterman at (510) 265-9000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SECURITIES
IN CONNECTION WITH A FINANCING TRANSACTION

Background

      The shareholders of the Company are being asked to approve (i) the issuance and sale of up to 18,992,391 shares of the Company’s Common Stock (the “Shares”), (ii) the issuance of warrants to purchase an aggregate of up to 4,273,272 shares of the Company’s Common Stock (the “Warrants”) and the Common Stock that is issuable upon exercise of the warrants (the “Warrant Shares”), and (iii) the cancellation and reissuance of certain outstanding warrants (the “Outstanding Warrants”) and the issuance of the Common Stock that is issuable upon exercise of such warrants (the “Warrant Repricing”) (collectively, the “Financing”), all as described in further detail below. The warrants that are issued in connection with the Warrant Repricing (the “Repriced Warrants”), together with the Shares and the Warrants, are referred to as the “Securities.”

      In connection with the Financing, certain of the shareholders of the Company beneficially owning approximately 18,996,470 shares of Company’s Common Stock (on an as-converted basis) have entered into a voting agreement, whereby they have agreed to vote all outstanding shares of the Company’s capital stock beneficially held by them in favor of the Financing.

      The Company has received binding commitments to purchase up to 15,004,000 of Shares and Warrants. The closing of the Financing (the “Closing”), is contingent upon, among other things, the approval by the shareholders of the Company at the Special Meeting. If shareholder approval of the Financing is obtained, the Closing of the Financing is expected to occur promptly after the Special Meeting.

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

      The purchasers in the Financing consist of a limited number of accredited investors, and the sale of the Shares and the Warrants and the Warrant Repricing in the Financing will be made in reliance on Regulation D promulgated under the Securities Act, which offers exemptions from the registration requirements under the Securities Act. SG Cowen Securities Corporation (“SG Cowen”) is serving as placement agent for the Company in connection with the Financing.

Shareholder Approval Required under NASD Rules

      The issuance of the Securities by the Company is subject to shareholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. (“NASD”) applicable to companies whose securities are traded on the Nasdaq National Market (“Nasdaq”). Rule 4350(i) of the NASD rules (the “20% Rule”) requires companies that are listed on Nasdaq to obtain shareholder approval prior to issuing common stock (or shares convertible into or exercisable for common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion or exercise) is or will be greater than 20% of the common stock or voting power of the Company outstanding prior to the issuance. In addition, Rule 4350(i) of the NASD rules (the “Change of Control Rule”) requires companies that are listed on Nasdaq to obtain shareholder approval prior to issuing common stock (or shares convertible into or exercisable for common stock) if such issuance will result in a change of control of the issuer.

      Because the Shares and Warrants are being issued in a private financing at a price that is below the market price of the Company’s Common Stock, approval of the Company’s shareholders will be required in order to permit the number of Shares and Warrants to constitute more than 20% of the shares outstanding immediately prior to the Financing. The Shares and Warrants to be issued in the Financing will constitute approximately 59.4% of the shares outstanding prior to the Financing (on an as-converted basis). In addition, the Outstanding Warrants were issued in a transaction in which more than 20% of the shares outstanding immediately prior to such transaction were issued (on an as-converted basis). As a result of the Warrant Repricing, the securities sold in such transaction may be deemed to be issued a price below the market price of the Company’s Common Stock at the time of such transaction. As such, the Company is seeking shareholder approval of the Financing prior to and as a condition to the Closing.

      As a result of its participation in the Financing, New Enterprise Associates 10, Limited Partnership (“NEA 10”) is increasing its percentage ownership of the Company’s outstanding capital stock from approximately 22.7% to approximately 25.8%. As a result of this increase, the Financing could be viewed under Rule 4350(i) of the NASD rules as an issuance that results in a “change of control,” thereby requiring shareholder approval.

Reasons for the Financing

      The Board of Directors has determined that obtaining additional funds is critical to the Company’s ability to execute on its current business plan. However, because of the restrictions of the 20% Rule and the Change of Control Rule, the Company is limited in the amount it may raise through the private sale of its equity securities without obtaining shareholder approval. If the approval sought hereby is obtained and the other conditions to the Closing of the Financing are satisfied, the Company will raise up to $15,004,000 in the Financing. Based on current market conditions, management and the Board of Directors believes that a sale of the Company’s securities in a public offering at the current market price of the Common Stock would not likely be achievable. A public offering would also involve substantial delay and significant expense, and might be unsuccessful given current conditions in the market for public company issuances. Therefore, the Board of Directors believes that the Company’s best option for additional financing is to complete the Financing on the terms outlined in this proposal.

      The Board of Directors has also determined, based on current market conditions, the extensive arms-length negotiations with the purchasers of the Securities and discussions with other potential investors, that the equity securities being sold in the Financing are being issued and sold for fair value.

Consequences of Non-Approval by Shareholders

      Because shareholder approval of the Financing is a condition to the Closing of the Financing, the purchasers would no longer be obligated to complete the Financing if shareholder approval is not obtained.

Terms of the Financing

      The terms of the Financing and a description of the Securities is summarized below. Copies of (i) the Securities Purchase Agreement by and among the Company and the purchasers of the Shares and Warrants dated as of February 10, 2003 (the “Securities Purchase Agreement”), (ii) the form of Warrant and (iii) the Warrant Repricing Agreement by and among the Company and certain holders of Outstanding Warrants dated as of February 10, 2003 (the “Warrant Repricing Agreement”) (collectively, the “Financing Documents”) have been filed by the Company as exhibits to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2003, and you are encouraged to review the full text of the Financing Documents. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

Terms of the Shares and the Warrant Shares

Purchase Price

      The price per share for the Shares purchased in the Financing is $0.79 (the “Purchase Price”), which is 85% of the volume-weighted average price of Company Common Stock on Nasdaq for the seven trading days ending on the date of the execution of the Securities Purchase Agreement (the “7-Day Average Price”).

Warrant Coverage

      For each Share purchased in the Financing, each purchaser will receive a Warrant to purchase 0.225 shares of the Company’s Common Stock.

Rights Associated with the Shares

      The holders of the Shares and the Warrant Shares will be entitled to one vote per share on all matters to be voted on by the shareholders of the Company and there is no cumulative voting. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of the Shares and the Warrant Shares will be entitled to receive ratably all assets remaining after payment of liabilities. Holders of the Shares and Warrant Shares will have no preemptive, conversion, subscription or other rights. There are no redemption or sinking fund provisions applicable to the Shares and the Warrant Shares.

Registration Rights

     Restricted Securities

      The issuance of the Securities (and the Warrant Shares and shares underlying the Repriced Warrants (the “Repriced Warrant Shares”)) will not be registered under the Securities Act or any other applicable securities laws and the Securities will therefore be deemed “restricted securities” under the Securities Act. As a result, the Securities (and the Warrant Shares and the Repriced Warrant Shares) may only be sold, assigned, transferred or otherwise disposed of by the purchaser if subsequently registered or an exemption from registration is available.

     Registration of the Resale of the Shares, the Warrant Shares and the Repriced Warrant Shares

      The Company agreed, pursuant to the Securities Purchase Agreement and the Warrant Repricing Agreement, to use commercially reasonable efforts to prepare and file with the SEC, within 30 days of the Closing Date, a registration statement (the “Registration Statement”) registering the resale of the Shares, the Warrant Shares and the Repriced Warrant Shares. The Company also agreed to use commercially reasonable efforts to insure that the Registration Statement is declared effective within 60 days from its filing date. In the event that the Registration Statement is reviewed by the SEC, the Company agreed to use commercially reasonable efforts to insure that the Registration Statement is declared effective within 120 days.

     Potential Cash Delay Payments

      If the Registration Statement is not declared effective by the SEC within 60 days from the Closing Date (the “Target Date”), the Company shall be required to pay to each purchaser in the Financing an amount of cash equal to 1.5% of the aggregate Purchase Price paid by such purchaser in the Financing for each 30-day period following the Target Date up to the date the Registration Statement is declared effective; provided, however, that in the event that the Registration Statement is reviewed by the SEC, the Target Date shall mean the date that is 120 days from the Closing Date. The shareholder approval being sought hereby will constitute consent to the payment of these cash penalties.

Terms of the Warrants

     Exercise Period

      The Warrants are exercisable at any time within the first four years of their issuance, and terminate if not exercised prior to such date.

     Exercise Price, Adjustment

      The $1.07 per share exercise price of the Warrants is equal to 115% of the 7-Day Average Price per share (the “Warrant Exercise Price”). The Warrant Exercise Price and the number of shares subject to the Warrants will be subject to adjustment in certain events including: the issuance of any dividends; stock splits; stock dividends; reclassifications; subdivisions; or combinations of the Company’s Common Stock.

Terms of the Warrant Repricing

      As part of the Financing, the Company has entered into the Warrant Repricing Agreement with certain individuals that currently hold Outstanding Warrants to purchase an aggregate of 4,016,024 shares of the Company’s Common Stock at a price per share of $6.97. As an inducement to the holders of the Outstanding Warrants to participate in the Financing, the parties to the Warrant Repricing Agreement have agreed to cancel the Outstanding Warrants and issue in their place, on a one to one basis, new warrants to purchase shares of the Company’s Common Stock. The Repriced Warrants will be substantially similar to the Outstanding Warrants, except that (i) the exercise price per share of the Repriced Warrants will be $1.12 and (ii) the Repriced Warrants will allow for cashless exercise only in certain limited circumstances.

Use of Proceeds

      The Company intends to use the proceeds from the sale of the Securities for working capital and general corporate purposes. In addition, in connection with the Financing, the Company has agreed to pay to SG Cowen, as placement agent, fees totalling $750,000.

Board Recommendation

      Although the issuance of the Securities in connection with the Financing will have a dilutive effect on the Company’s current shareholders, the Board of Directors believes that shareholder approval of the Financing is in the best interest of the Company because the Company requires additional capital to assure funding of its business operations well into 2004. Accordingly, the Board of Directors strongly recommends the approval of the Financing.

Vote Required

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Financing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

MANAGEMENT AND PURCHASERS IN THE FINANCING

      The following table sets forth certain information regarding the beneficial ownership of Common Stock, including Common Stock available upon the exercise of stock options exercisable on or prior to April 1, 2003, and Preferred Stock as of January 31, 2003, by (i) each person known to us to own beneficially more than five percent of the Common Stock or Preferred Stock, (ii) each director, (iii) the Company’s Chief Executive Officer and its four other most highly compensated executive officers and (iv) all executive officers and directors of the Company as a group. The Preferred Stock votes together with the Common Stock as if it had been converted into Common Stock. To our knowledge, the persons named in the table have sole voting and investment power with respect to all Common Stock and Preferred Stock shown as beneficially owned by them, subject to applicable community property laws and except as otherwise noted.

      The information presented in the last three columns of the following table provides greater detail as to the effect of the Financing on the beneficial ownership of the Common Stock (on an as-converted basis). For each listed beneficial owner, the table includes (i) the number of Shares and Warrants purchased at the Financing and (ii) the post-Financing voting power of each listed beneficial owner. With respect to information regarding current holdings of purchasers in the Financing, the information is also based upon previous financings of the Company.

	Beneficial Ownership

						Securities Purchased at		Post-Financing
			Number of		Common Stock	the Financing		Common Stock and
	Number of		Shares of		and Preferred			Preferred Stock
	Shares of	Percent	Preferred	Percent	Stock Combined	Common		Combined Voting
Beneficial Owner(1)	Common Stock	of Total	Stock	of Total	Voting Power %	Shares	Warrants	Power %

New Enterprise Associates 10, Limited Partnership(2)
1119 St. Paul Street Baltimore, MD 21202	5,435,488	15.9%	1,033,057	51.6%	22.7%	5,316,455	1,196,202	25.8%
Novo Nordisk A/S(3)
Novo Alle DK-2880 Bagsvaerd, Denmark	7,868,369	25.3	—	—	20.1	—	—	13.5
State Street Research & Management Company(4)
One Financial Center Boston, MA 02111	2,082,000	6.7	—	—	5.3	126,582	28,480	3.8
Entities associated with RS Investment Management Co. LLC(5)
388 Market Street, Suite 200 San Francisco, CA 94111	2,092,500	6.7	—	—	5.3	—	—	3.6
Richard P. Thompson(6)	985,312	3.1	—	—	2.5	88,607	19,936	1.9
Federated Kaufmann Fund(7)
1001 Liberty Avenue Pittsburgh, PA 15222	650,000	2.0	250,000	12.5	4.1	—	—	2.8
MPM BioEquities Master Fund LP(8)
601 Gateway Blvd., Suite 360 South San Francisco, CA 94080	537,188	1.7	206,611	10.3	3.4	—	—	2.3
Domain Public Equity Partners, LP(9)
One Palmer Square Princeton, NJ 08542	530,890	1.7	154,958	7.7	2.9	797,468	179,430	3.6
Camden Partners Strategic Fund II-A, LP(10)
c/o Camden Partners, Inc. One South Street, Suite 2150 Baltimore, MD 21202	390,000	1.2	150,000	7.5	2.5	1,265,822	284,809	4.3
Castle Creek Healthcare Partners LLC(11)
111 West Jackson Blvd., Ste 2020 Chicago, IL 60604	268,593	*	103,305	5.2	1.7	632,911	142,404	2.5

	Beneficial Ownership

						Securities Purchased at		Post-Financing
			Number of		Common Stock	the Financing		Common Stock and
	Number of		Shares of		and Preferred			Preferred Stock
	Shares of	Percent	Preferred	Percent	Stock Combined	Common		Combined Voting
Beneficial Owner(1)	Common Stock	of Total	Stock	of Total	Voting Power %	Shares	Warrants	Power %

CC Lifescience, Ltd.(12)
c/o Castle Creek Healthcare Partners LLC 111 West Jackson Blvd., Ste 2020 Chicago, IL 60604	268,593	*	103,305	5.2	1.7	632,911	142,404	2.5
Stephen Farr, Ph.D.(13)	379,854	1.2	—	—	1.0	—	—	*
Babatunde A. Otulana(14)	370,623	1.2	—	—	*	—	—	*
V. Bryan Lawlis, Jr.(15)	250,000	*	—	—	*	37,974	8,544	*
Klaus Kohl(16)	220,000	*	—	—	*	—	—	*
Virgil D. Thompson(17)	142,500	*	—	—	*	—	—	*
Wayne I. Roe(18)	90,212	*	—	—	*	—	—	*
Frank H. Barker(19)	90,212	*	—	—	*	—	—	*
Stan M. Benson(20)	57,500	*	—	—	*	—	—	*
John M. Nehra(21)	20,000	*	—	—	*	—	—	*
Special Situations Private Equity Fund L.P.(22)
153 E 53rd Street, 55th Floor New York, New York 10022	—	—	—	—	—	3,797,466	854,428	7.9
The Conus Fund L.P. c/o Conus Partners, Inc.(23)
1 Rockefeller Pl., 19th Floor New York, New York 10020	—	—	—	—	—	1,265,821	284,808	2.7
Deutsche Bank, AG
31 West 52nd Street, 16th Floor New York, New York 10019	—	—	—	—	—	1,265,822	284,809	2.7
BayStar Capital II, LP(24)
c/o BayStar Capital Management, LLC 80 E. Sir Francis Drake Blvd., Suite 2B Larkspur, California 94939	—	—	—	—	—	949,366	213,606	2.0
Crestview Capital Fund I, LP(25)
95 Revere Drive, Suite F Northbrook, Illinois 60062	—	—	—	—	—	949,365	213,605	2.0
Capital Ventures International
c/o Heights Capital Management 425 California Street, Suite 1100 San Francisco, California 94104	—	—	—	—	—	455,696	102,531	1.0
Penn Footwear Co.
Line and Grove Streets, P.O. Box 87 Nanticoke, Pennsylvania 18634	—	—	—	—	—	759,493	170,885	1.6
Ursus Capital, L.P.(26)
156 W. 56th Street, 16th Floor New York, New York 10019	362,300	1.2	—	—	*	600,000	134,999	1.9
Norma L. Milligin(27)	223,709	*	—	—	*	37,974	8,544	*

Beneficial Ownership

						Securities Purchased at		Post-Financing
			Number of		Common Stock	the Financing		Common Stock and
	Number of		Shares of		and Preferred			Preferred Stock
	Shares of	Percent	Preferred	Percent	Stock Combined	Common		Combined Voting
Beneficial Owner(1)	Common Stock	of Total	Stock	of Total	Voting Power %	Shares	Warrants	Power %

Thomas Chesterman(29)	150,500	*	—	—	*	12,658	2,848	*
All Officers and Directors as a group (15 persons)(30)	4,268,558	12.3	—	—	10.0	177,213	39,872	7.3

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,157,612 shares of Common Stock and 2,001,236 shares of Preferred Stock (convertible at any time into 8,004,944 shares of Common Stock) outstanding on January 31, 2003, adjusted as required by rules promulgated by the SEC.

(2)	Includes 2,489,585 shares and warrants to purchase an aggregate of 2,934,906 shares held by NEA 10, and includes 9,998 shares and warrants to purchase 999 shares held by NEA Ventures 2001, L.P. Of the warrants, NEA 10 holds an Outstanding Warrant to purchase 2,685,948 shares. Pursuant to the Warrant Repricing Agreement this Outstanding Warrant is being canceled and replaced with a Repriced Warrant to purchase an equal number of shares of Common Stock. In addition, NEA 10 holds 1,033,057 shares of the Company’s Preferred Stock that are convertible at any time into 4,132,228 shares of Common Stock. According to a Schedule 13D Amendment No. 1 dated April 25, 2002, and filed jointly by NEA 10, NEA Partners 10, Limited Partnership (“NEA Partners 10”), Stewart Alsop, James Barrett, Peter J. Barris, Robert T. Coneybeer, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III, each of the aforementioned general partners of NEA 10 has shared dispositive and shared voting power with respect to the shares held by NEA 10. Each of the aforementioned disclaims beneficial ownership as to the shares held by NEA 10, except to the extent of their pecuniary interest therein.

(3)	Represents 7,868,369 shares held by Novo Nordisk A/S, a publicly quoted Danish company. According to a Schedule 13D Amendment No. 2 dated August 7, 2002, Novo Nordisk A/S holds the shares through Novo Nordisk Pharmaceuticals, Inc., a Delaware corporation. Novo Nordisk Pharmaceuticals is a wholly-owned subsidiary of Novo Nordisk of North America, Inc., a Delaware corporation. Novo Nordisk North America is wholly owned by Novo Nordisk A/S. Novo A/S, a private limited Danish company, owns approximately 26.7% of Novo Nordisk A/S’s total share capital, representing approximately 69.0% of the voting rights of Novo Nordisk A/S and may be deemed to control Novo Nordisk A/S. Novo A/S is a wholly-owned subsidiary of Novo Nordisk Foundation, a self-governing and self-owned foundation.

(4)	According to information provided by the shareholder, State Street Research & Management Company (“SSRM”) is a registered investment advisor under Section 203 of the Investment Advisors Act of 1940. The 2,380,340 shares of Common Stock reported are owned by various clients of SSRM. SSRM disclaims any beneficial ownership in such shares. The Shares and Warrants are being purchased in the Financing by State Street Research Health Sciences Fund: a series of State Street Research Financial Trust.

(5)	According to information contained in a Schedule 13G Amendment No. 2 dated September 23, 2002, R.S. Investment Management, L.P., a registered investment advisor, RS Investment Management Co. LLC, a holding company, and RS Diversified Growth Fund, an investment company, share voting and dispositive power with respect to the shares.

(6)	Includes 109,613 shares held by Mr. Thompson, 100 shares held by a member of Mr. Thompson’s immediate family, 190,599 shares held by the Thompson Family Trust and 15,000 shares held by Thompson Family Partners. Mr. Thompson is a co-trustee of the Thompson Family Trust and a General Partner of Thompson Family Partners and, as such, may be deemed to share voting and investment power with respect to the shares held by the Thompson Family Trust and Thompson Family Partners. Mr. Thompson disclaims beneficial ownership of the shares held by his family members, the Thompson Family Trust and Thompson Family Partnership except to the extent of his pecuniary and proportionate partnership interest arising from his interest therein. Includes 670,000 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(7)	Includes 650,000 shares of Common Stock issuable upon exercise of a warrant.

(8)	Includes 537,188 shares of Common Stock issuable upon exercise of a warrant.

(9)	Includes 402,890 shares of Common Stock issuable upon exercise of a warrant. Pursuant to the Warrant Repricing Agreement this Outstanding Warrant is being canceled and replaced with a Repriced Warrant to purchase an equal number of shares of Common Stock.

(10)	Includes 368,160 shares of Common Stock issuable upon exercise of a warrant, 21,840 shares of Common Stock issuable upon exercise of a warrant held by Camden Partners Strategic Fund II-B, L.P. (“Camden II-B”) and 8,400 shares of Series A Preferred held by Camden II-B. Pursuant to the Warrant Repricing Agreement these Outstanding Warrants are being canceled and replaced with Repriced Warrants to purchase an equal number of shares of Common Stock. Also includes 70,886 Shares and a warrant to purchase 15,949 Warrant Shares that Camden II-B is purchasing in the Financing.

(11)	Includes 268,593 shares of Common Stock issuable upon exercise of a warrant. Pursuant to the Warrant Repricing Agreement this Outstanding Warrant is being canceled and replaced with a Repriced Warrant to purchase an equal number of shares of Common Stock.

(12)	Includes 268,593 shares of Common Stock issuable upon exercise of a warrant. Pursuant to the Warrant Repricing Agreement this Outstanding Warrant is being canceled and replaced with a Repriced Warrant to purchase an equal number of shares of Common Stock.

(13)	Includes 327,500 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(14)	Includes 365,000 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(15)	Includes 250,000 shares held by Mr. Lawlis subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(16)	Includes 220,000 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(17)	Includes 123,000 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(18)	Includes 90,212 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(19)	Includes 90,212 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(20)	Includes 57,500 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(21)	Includes 20,000 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares. Does not include 9,556,719 shares, including shares of Common Stock issuable upon conversion of Preferred Stock, beneficially owned by NEA 10. Mr. Nehra is a director of the Company and a limited partner of NEA Partners 10, the general partner of NEA 10. Mr. Nehra disclaims beneficial ownership of the shares held by NEA 10 except to the extend of his pecuniary interest therein.

(22)	Includes 886,075 Shares and a Warrant to purchase 199,366 Warrant Shares that Special Situations Cayman Fund, L.P. is purchasing in connection with the Financing and 1,772,151 Shares and a Warrant to purchase 398,733 Warrant Shares that Special Situations Fund II, L.P. is purchasing in connection with the Financing.

(23)	Includes 168,354 Shares and a Warrant to purchase 37,879 Warrant Shares that East Hudson Inc. (BVI) is purchasing in connection with the Financing and 115,189 Shares and a Warrant to purchase 25,917 Warrant Shares that The Conus Fund Offshore Ltd. is purchasing in connection with the Financing.

(24)	Includes 94,936 Shares and a Warrant to purchase 21,360 Warrant Shares that BayStar International II, Ltd. is purchasing in connection with the Financing.

(25)	Includes 75,949 Shares and a Warrant to purchase 17,088 Warrant Shares that Crestview Capital Offshore Fund, Inc. is purchasing in connection with the Financing and 655,062 Shares and a Warrant to purchase 147,388 Warrant Shares that Crestview Capital Fund II, LP is purchasing in connection with the Financing.

(26)	Includes 198,900 shares held by Ursus Offshore Ltd. Also, includes 324,500 Shares and a Warrant to purchase 73,012 Warrant Shares that Ursus Offshore Ltd. is purchasing in connection with the Financing.

(27)	Includes 220,000 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(28)	Includes 150,000 shares subject to options exercisable within 60 days of January 31, 2003, subject to repurchase of unvested shares.

(29)	See footnotes (1) through (22) above, as applicable.

CERTAIN RELATIONSHIPS

      NEA 10 is investing $4,199,999.45 in the Financing. In exchange, NEA 10 is receiving 5,316,455 Shares and Warrants to purchase 1,196,202 Warrant Shares. John M. Nehra is a director of the Company and a limited partner of NEA 10. In addition, pursuant to the Warrant Repricing Agreement, Outstanding Warrants issued to NEA to purchase an aggregate of 2,685,948 shares of Common Stock at an exercise price of $6.97 per share are being canceled and NEA 10 is receiving Repriced Warrants to purchase an equal number of shares of Common Stock at an exercise price of $1.12 per share.

      Richard P. Thompson, V. Bryan Lawlis, Jr., Norma L. Milligin and Thomas C. Chesterman, officers of the Company, are investing $69,999.53, $29,999.46, $29,999.46 and $9,999.82, respectively, in the Financing. In exchange, they are receiving 88,607 Shares and Warrants to purchase 19,937 Warrant Shares, 37,974 Shares and Warrants to purchase 8,544 Warrant Shares, 37,974 Shares and Warrants to purchase 8,544 Warrant Shares and 12,658 Shares and Warrants to purchase 2,848 Warrant Shares, respectively.

OTHER MATTERS

      No other matters will be presented for consideration at the Special Meeting.

By Order of the Board of Directors

Richard P. Thompson
Chairman, President and Chief Executive Officer

February 21, 2003

PROXY

ARADIGM CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 7, 2003

     The undersigned hereby appoints RICHARD P. THOMPSON and THOMAS C. CHESTERMAN, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Aradigm Corporation which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Aradigm Corporation to be held at the Company’s offices at 3929 Point Eden Way, Hayward, California on Friday, March 7, 2003, at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 .

PROPOSAL 1:	To approve (i) the issuance and sale of up to 18,992,391 shares of the Company’s Common Stock, (ii) the issuance of warrants to purchase an aggregate of up to 4,273,272 shares of the Company’s Common Stock and the Common Stock that is issuable upon exercise of such warrants, and (iii) the cancellation and reissuance of certain outstanding warrants and the issuance of the Common Stock that is issuable upon exercise of such warrants, in a private financing on the terms and subject to the conditions described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED___________	__________________________________________________________________

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.